MONTEREY MUTUAL FUND

                                 Code of Ethics

                    Amended effective as of December 1, 1999


I.   DEFINITIONS

     A. "Access person" means any director, officer or advisory person of the Fund.

     B.   "Act" means the Investment Company Act of 1940, as amended.

     C. "Advisory person" means: (i) any employee of the Fund or of any company in a control relationship to the Fund, who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

     D. A Covered Security is "being considered for purchase or sale" when a recommendation to purchase or sell the Covered Security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     E. "Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of Section 16 of such Act and the rules and regulations thereunder.

     F. "Control" has the same meaning as that set forth in Section 2(a)(9) of the Act.

     G. "Covered Security" means a security as defined in Section 2(a)(36) of the Act, except that it does not include:

          (i)  Direct obligations of the Government of the United States;

          (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

          (iii) Shares issued by open-end registered investment companies.

     H. "Disinterested trustee" means a trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Act.

     I.   "Fund"  means  Monterey  Mutual Fund or any series of Monterey  Mutual
          Fund.

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     J.   "Investment  personnel"  means: (i) any employee of the Fund or of any company in a control relationship to the Fund who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; and (ii) any natural person who controls the Fund and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

     K. A "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) thereof or pursuant to Rule 504, Rule 505 or Rule 506 thereunder.

     L. "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

     M.   "Security" held or to be acquired by a Fund means:

          (i)  Any Covered Security which, within the most recent 15 days:

               (A)  Is or has been held by the Fund; or

               (B) Is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and

          (ii) Any option to purchase or sell, and any security convertible into or exchangeable for any Covered Security described in (i) above.

II.  CODES OF ETHICS OF INVESTMENT ADVISERS AND SUB-ADVISERS

     A. Prior to retaining the services of an investment adviser or sub-adviser to the Fund, the Board of Trustees of the Fund, including a majority of the Disinterested trustees, shall approve the code of ethics adopted by such investment adviser or sub-adviser pursuant to Rule 17j-1 under the Act. The Board of Trustees of the Fund, including a majority of the Disinterested trustees, shall approve any material changes to any such code of ethics within six months after the adoption of the material change. Prior to approving any such code of ethics or amendment thereto, the Board of Trustees shall receive a certification from such investment adviser or sub-adviser that it has adopted such procedures as are reasonably necessary to prevent access persons of such investment adviser or sub-adviser from violating such code. Prior to approving this Code of Ethics and the code of ethics of an investment adviser or sub-adviser, and any material changes thereto, the Board of Trustees must determine that any such code of ethics contains provisions reasonably necessary to prevent the applicable access persons from violating Rule 17j-1(b) of the Act.

     B. No less frequently than annually, the officers of the Fund, the officers of each investment adviser to the Fund and the officers of each sub-adviser to the Fund shall furnish a written report to the Board of Trustees of the Fund:

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          1.   Describing any issues arising under the applicable code of ethics since the last report to the Board of Trustees, including, but not limited to, material information about violations of the code and sanctions imposed in response to such material violations. Such report shall also include a list of access persons under the code of ethics.

          2. Certifying that the Fund, investment adviser or sub-adviser as applicable has adopted procedures reasonably necessary to prevent access persons from violating the code of ethics.

     C. The officers of each investment adviser to the Fund and each sub-adviser to the Fund shall furnish a written report to the Board of Trustees of the Fund describing any material changes made to the code of ethics of such investment adviser or sub-adviser within ten (10) days after making any such material change.

     D. This Code of Ethics, the code of ethics of each investment adviser and sub-adviser, the certifications required by Sections II.A. and II.B.(2), and the reports required by Sections II.B.(1), II.C and V. shall be maintained by the Fund's Administrator.

     III. EXEMPTED TRANSACTIONS

          Except where indicated, the prohibitions of Section IV of this Code of Ethics shall not apply to:

               (a) Purchases or sales effected in any account over which the access person has no direct or indirect influence or control.

               (b) Purchases or sales of Covered Securities which are not eligible for purchase or sale by any Fund; provided, however, that the prohibitions of Section IV.B. of this Code of Ethics shall apply to such purchases and sales.

               (c) Purchases or sales which are non-volitional on the part of either the access person or the Fund.

               (d)  Purchases   which   are  part  of  an   automatic   dividend
                    reinvestment plan.

               (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

               (f) Purchases or sales which receive the prior approval of the Board of Trustees of the Fund because they are only remotely potentially harmful to a Fund because they would be very unlikely to affect a highly institutional market, or because they clearly are not related



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                    economically to the securities to be purchased, sold or held by the Funds.

IV.  PROHIBITED PURCHASES AND SALES

     A. Except in a transaction exempted by Section III of this Code, no access person shall purchase or sell, directly or indirectly, any Covered Security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his actual knowledge at the time of such purchase or sale is being considered for purchase or sale by a Fund or is being purchased or sold by a Fund. The code of ethics of each investment adviser and sub-adviser for the Fund shall contain a similar prohibition.

     B. Except in a transaction exempted by Section III of this Code of Ethics, Investment Personnel of the Fund must obtain approval from the Board of Trustees before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering. Prior approval shall not be given if the Board of Trustees believes that the investment opportunity should be reserved for the Fund or is being offered to the individual by reason of his or her position with the Fund. The code of ethics of each investment adviser and sub-adviser for the Fund shall contain a similar prohibition, but may provide for prior approval of an officer of the investment adviser or sub-adviser.

V.   REPORTING

     A. Except as provided in Section V.B. of this Code of Ethics, every access person shall report to the Fund the information described in
          Section V.C., Section V.D. and Section V.E. of this Code of Ethics. All reports shall be filed with the Fund's Administrator.

     B.   1.   A  Disinterested  trustee  of the  Fund  need  not  make a report pursuant to Section V.C. and Section V.E. of this Code of Ethics and need only report a transaction in a Covered Security pursuant to Section V.D. of this Code of Ethics if such Disinterested trustee, at the time of such transaction, knew or, in the ordinary course of fulfilling his or her official duties as a trustee of the Fund, should have known that, during the 15-day period immediately preceding the date of the transaction by the Disinterested trustee, such Covered Security was purchased or sold by a Fund or was being considered by the Fund or its investment advisers or sub-advisers for purchase or sale by the Fund.

          2. An access person need not make a report with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

          3. An access person need not make a quarterly transaction report pursuant to Section V.D. of this Code of Ethics if the report would duplicate information contained in broker trade confirmations or account statements



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               received  by the Fund with  respect to the  access  person in the time period required by Section V.D., provided that all of the information required by Section V.D. is contained in the broker trade confirmations or account statements or in the records of the Fund.

     C. Every access person shall, no later than ten (10) days after the person becomes an access person, file an initial holdings report containing the following information:

          1. The title, number of shares and principal amount of each Covered Security in which the access person had any direct or indirect beneficial ownership when the person becomes an access person;

          2. The name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person; and

          3.   The date that the report is submitted by the access person.

     D. Every access person shall, no later than ten (10) days after the end of a calendar quarter, file a quarterly transaction report containing the following information:

          1. With respect to any transaction during the quarter in a Covered Security in which the access person had any direct or indirect beneficial ownership:

               (a) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

               (b) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (c) The price of the Covered Security at which the transaction was effected;

               (d) The name of the broker, dealer or bank with or through whom the transaction was effected; and

               (e)  The date that the report is submitted by the access person.

          2. With respect to any account established by the access person in which any securities were held during the quarter for the direct or indirect benefit of the access person:

               (a) The name of the broker, dealer or bank with whom the access person established the account;

               (b)  The date the account was established; and

               (c)  The date that the report is submitted by the access person.



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     E.   Every access person shall, no later than January 30 each year, file an annual holdings report containing the following information as of the preceding December 31:

          1. The title, number of shares and principal amount of each Covered Security in which the access person had any direct or indirect beneficial ownership;

          2. The name of any broker, dealer or bank with whom the access person maintains an account in which any securities are held for the direct or indirect benefit of the access person; and

          3.   The date that the report is submitted by the access person.

     F. Any report filed pursuant to Section V.C., Section V.D. or Section V.E. of this Code of Ethics may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

     G. The President of the Fund or designee shall review all reports filed pursuant to Section V.C., Section V.D. or Section V.E. of this Code of Ethics. The President of the Fund or designee shall identify all access persons who are required to file reports pursuant to this
          Section V. of this Code of Ethics and must inform such access persons of their reporting obligations.

     H. The codes of ethics of each investment adviser and sub-adviser for the Fund shall contain similar reporting and review requirements, but may identify different persons with whom reports shall be filed and by whom reports shall be reviewed. To avoid duplicate filings, access persons of the Fund that are also access persons of an investment adviser or sub-adviser for the Fund need not file reports pursuant to
          Section V.C., Section V.D. or Section V.E. of this Code of Ethics if the access person files reports with the investment adviser or sub-adviser pursuant to the code of ethics of the investment adviser or sub-adviser.

VI.  SANCTIONS

Upon discovering a violation of this Code of Ethics, the Board of Trustees of the Fund may impose such sanctions as it deems appropriate.



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